UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2016

COMM 2016-DC2 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

German American Capital Corporation
KeyBank National Association
Jefferies LoanCore LLC
(Exact names of sponsors as specified in their charters)

Delaware	333-206705-02	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:	(212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On March 16, 2016, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance, pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2016 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, of the COMM 2016-DC2 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-DC2 (the “Certificates”). The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class A-M, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) were sold to Deutsche Bank Securities Inc. (“DBSI”), KeyBanc Capital Markets Inc., Jefferies LLC and Academy Securities, Inc., as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to the Underwriting Agreement, dated as of March 3, 2016, between the Registrant, German American Capital Corporation and the Underwriters.

On March 16, 2016, the Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G, Class H, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to DBSI and Wells Fargo Securities, LLC, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to the Certificate Purchase Agreement, dated as of March 3, 2016, between the Registrant, German American Capital Corporation and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Publicly Offered Certificates and the Privately Offered Certificates represent, in the aggregate, the entire beneficial ownership in COMM 2016-DC2 Mortgage Trust, a common law trust fund formed on March 16, 2016 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are 64 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 91 commercial, multifamily and manufactured housing community properties.

The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from German American Capital Corporation, KeyBank National Association and Jefferies LoanCore LLC. The net proceeds to the Registrant of the offering of the Certificates, after deducting expenses payable by the Registrant in connection with the issuance and distribution of the Certificates of $5,275,826 were approximately $799,693,366. Of the expenses paid by the Registrant, approximately $11,825 were paid directly to affiliates of the Registrant, $100,000 in the form of fees were paid to the Underwriters and the Initial Purchasers, $0 were paid to or for the Underwriters and the Initial Purchasers, and $5,164,001 were other expenses. All of the foregoing expense amounts are the Registrant's reasonable estimates of such expenses. No underwriting discounts and commissions or finder's fees were paid by the Registrant.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

5.1	Legality Opinion of Sidley Austin LLP, dated March 16, 2016.

8.1	Tax Opinion of Sidley Austin LLP, dated March 16, 2016 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation
By:/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: Managing Director

By: /s/ Matt Smith
Name: Matt Smith
Title: Director

Date: March 16, 2016

EXHIBIT INDEX

Exhibit Number	Description

5.1	Legality Opinion of Sidley Austin LLP, dated March 16, 2016.
8.1	Tax Opinion of Sidley Austin LLP, dated March 16, 2016 (included as part of Exhibit 5.1).
23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1)